Exhibit 99.1

Press Release

FOR IMMEDIATE DISTRIBUTION

For more information contact:	Jack C. Wauchope, President/CEO
Berta Olson, CFO

Contact Information:	Telephone: (805) 541-0400
E-mail: jwauchope@coastnationalbank.com
bolson@coastnationalbank.com

Cash Dividend Announcement

San Luis Obispo, California – October 20, 2004

The Board of Directors of Coast Bancorp, the holding company for Coast National Bank, announced today that they have declared a cash dividend of $0.15 per share on the Bancorp’s outstanding shares of common stock.  Shareholders of record at the close of business on November 1, 2004 will be entitled to receive the cash dividend.  The cash dividend will be payable on December 3, 2004.

This is the fourth consecutive year that Coast Bancorp has paid a cash dividend.

Coast National Bank opened for business on June 16, 1997.  The Bank is an independent community bank with four banking offices and four loan production offices serving California’s San Luis Obispo County, Santa Barbara County and Ventura County, and the Bakersfield area markets of Kern County.  The Bank is a wholly-owned subsidiary of Coast Bancorp, a $160 million bank holding company, headquartered in San Luis Obispo, CA.  Coast Bancorp stock trades under the ticker symbol “CTBP.OB.”

For more information contact:	Jack C. Wauchope, President/CEO
Berta Olson, CFO

Contact Information:	Telephone: (805) 541-0400
E-mail: jwauchope@coastnationalbank.com
bolson@coastnationalbank.com